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NONCOMPETE AGREEMENT

        This NONCOMPETE AGREEMENT (this "Agreement"), dated as of February 23, 2002 is between Key Production Company, Inc., a Delaware corporation (the "Company"), which for the purposes hereof shall include any subsidiary or affiliate of the Company, and Monroe Robertson (the "Employee").

RECITALS

        A.    The Employee is currently employed and has been employed as President and Chief Operating Officer of the Company since September 1999 and has been employed in an executive, management or professional capacity for the Company since 1992.

        B.    The Company may desire to terminate the Employee's employment for valid corporate reasons.

        C.    The Employee has acquired, through his employment, valuable confidential and proprietary information.

        D.    The Company desires that the information acquired by the Employee not be used by its competitors.

        E.    The Company desires to pay the Employee an amount equal to $2,300,000 in consideration for the Employee's agreement not to compete with the Company.

        F.    In order to protect the trade secrets and confidential information of the Company and as a condition to the payment of $2,300,000 to the Employee, the Company requires that Employee enter into this Agreement.

        NOW THEREFORE, in consideration of Employee's employment with the Company, $2,300,000, and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

        1.    Covenants Not to Compete or Interfere.

          (a)  During the term of Employee's employment with the Company and for a period of 24 months thereafter, and regardless of the reason for Employee's termination, Employee shall not directly or indirectly own, manage, operate, control, be employed by, serve as a consultant to or otherwise participate, be a director, partner, or hold a 10% equity interest in any entity that has drilling, production, or exploration operations in the States of Oklahoma, Mississippi, Louisiana, Texas, California or Wyoming, in the Gulf of Mexico in areas contiguous to the States of Louisiana or Mississippi.

          (b)  During the term of Employee's employment with the Company and for a period of 24 months thereafter, and regardless of the reason for Employee's termination, Employee shall not (i) cause or attempt to cause any employee of the Company to leave the employ of the Company, (ii) actively recruit any employee of the Company to work for any organization of, or in which Employee is an officer, director, employee, consultant, independent contractor or owner of any equity interest; or (iii) solicit, divert or take away, or attempt to take away, the business or patronage of any client, customer or account, or prospective client, customer or account, of the Company which were contacted, solicited or served by Employee while employed by the Company.

          (c)  Employee acknowledges that through his employment with the Company he has acquired access to information suited to immediate application by a business in competition with the Company and that, if used by a competitor, could cause serious harm to the Company. Accordingly, Employee considers the foregoing restrictions on his future employment or business activities in all respects reasonable. Employee specifically acknowledges that the Company and its licensees, as well as the Company's competitors, provide their services throughout the geographic area specified in Section 1(a) above. Employee therefore specifically consents to the foregoing geographic restriction on competition and believes that such a restriction is reasonable, given the scope of the Company's business and the nature of Employee's position with the Company.

          (d)  Employee acknowledges the following provisions of Colorado law, set forth in Colorado Revised Statutes § 8-2-113(2):

    Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

    (a)
    Any contract for the purchase and sale of a business or the assets of a business;

    (b)
    Any contract for the protection of trade secrets;

    (c)
    Any contract provision providing for the recovery of the expense of educating and training an employee who has served an employer for a period of less than two years;

    (d)
    Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

    Employee acknowledges that this Agreement is a contract for the protection of trade secrets under § 8-2-113(2)(b), and is intended to protect the confidential information and trade secrets of the Company, and that Employee is an executive and management employee or professional staff to executive or management personnel, with the meaning of § 8-2-113(2)(d).

        2.    No Employment Contract; Termination.    This Agreement is not an employment contract and by execution hereof the parties do not intend to create an employment contract. This Agreement does not effect the Employee's rights under his existing employment contract.

        3.    Injunctive Relief; Damages.    Upon a breach or threatened breach by Employee of any of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach without posting a bond. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

        4.    Attorney's Fees.    In any action to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs of investigation and litigation.

        5.    Severability.    It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the law. Accordingly, if any provision of this Agreement shall prove to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and in lieu of each provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event that a court finds any portion of Section 1 to be overly broad, and therefore unenforceable, the parties intend that the court shall modify such portion of paragraph 1 to reflect the maximum restraint allowable, and shall enforce this Agreement and the covenants herein as so modified.

        6.    Entire Agreement; Governing Law.    This Agreement embodies the entire Agreement between the parties concerning the subject matter hereof and replaces and supersedes any prior or contemporaneous negotiations, oral representations, agreements or understandings among or attributable to the parties hereto. The provisions of this Agreement shall not limit or otherwise affect Employee's obligations under the provisions of any agreement with the Company with respect to the nondisclosure of the Company's confidential information. This Agreement and all performances hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.

        7.    Arbitration.    If a dispute arises between the Employer and the Employee as to the interpretation of this Agreement, the Employer and the Employee agree to submit the matter to binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, as modified herein, by a sole arbitrator, in Denver, Colorado, selected in accordance with the provisions of Section 7(b). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

        8.    Waiver of Jury Trial.    Employee and the Company hereby agree to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Employee and the Company warrant and represent that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        9.    Amendments; Waiver.    This Agreement may not be altered or amended, and no right hereunder may be waived, except by an instrument executed by each of the parties hereto. No waiver of any term, provision, or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

        10.    Assignment.    The Company may assign its rights and obligations under this Agreement to any subsidiary or affiliate of the Company or to any acquirer of substantially all of the business of the Company, and all covenants and Agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither the Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

        11.    Binding Effect.    Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

        IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

COMPANY:	KEY PRODUCTION COMPANY, INC. a Delaware corporation
By:
Its:
EMPLOYEE:	Monroe Robertson

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NONCOMPETE AGREEMENT